Exhibit 107

Calculation of Filing Fee Tables

F-1

(Form Type)

Raytech Holding Limited

(Exact Name of Registrant as Specified in its Charter)

…………………………………………………

(Translation of Registrant’s Name into English)

Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
	Newly Registered Securities
Fees to be Paid	Equity	Ordinary shares, $0.00000625 par value per share(3)	457(a)	2,875,000	(2)	5.00	14,375,000	(1)	$147.60 per million	$2121.75	—	—	—	—
Fees to be Paid	Equity	Ordinary shares, $0.00000625 par value per share(3)	457(a)	1,920,000	(4)	5.00	9,600,000	(1)	$147.60 per million	$1416.96

	Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts						$23,975,000			$3,538.71
	Total Fees Previously Paid									$3,963.06
	Total Fee Offsets									$3,538.71
	Net Fee Due									$0.00

(1)	Calculated based on an estimate of the proposed maximum offering price of the securities, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Includes 375,000 ordinary shares that may be issued upon exercise of an option granted to the underwriters to cover over-allotments, if any.

(3)	In accordance with Rule 416(a), we are also registering an indeterminate number of additional ordinary shares that shall be issuable pursuant to Rule 416 to prevent dilution resulting from share splits, share dividends or similar transactions.

(4)	This Registration Statement also covers the resale under a separate resale prospectus (the “Resale Prospectus”) by selling shareholders of the Registrant of 1,920,000 ordinary shares previously issued to the selling stockholders as named in the Resale Prospectus.